Exhibit 10.1

CREDIT AND SECURITY AGREEMENT

PATHWARD, NATIONAL ASSOCIATION (together with its successors and assigns, “Lender”), BUCKSHOT TRUCKING LLC, a Wyoming limited liability company (“Buckshot”; and together with each other person that joins this Agreement as a Borrower, each a “Borrower” and collectively the “Borrowers”), and ENSERVCO CORPORATION, a Delaware corporation (“Enservco”; and together with each other entity that joins this Agreement as a corporate guarantor are individually and collectively, the “Corporate Guarantor”) enter into this Credit and Security Agreement (as the same may be amended, restated, supplemented or otherwise modified, the “Agreement”) on October 23, 2024 (the “Closing Date”). For good and valuable consideration, the receipt and sufficiency of which are acknowledged, Borrowers and Lender agree as follows:

ARTICLE 1
DEFINITIONS

1.1

Accounting Terms. Except as otherwise provided in this Agreement, all accounting and financial terms used in the Loan Documents are interpreted, all accounting determinations must be made, and all financial statements delivered in connection with the Loan Documents must be prepared in accordance with GAAP as in effect from time to time. If at any time any change in GAAP would, in either case, affect the computation of any financial ratio or financial requirement set forth in any Loan Document, and either Borrowers or Lender so requests, Lender and Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof.

1.2	General Terms. Terms not otherwise defined herein shall have the meanings given to them in Annex 1 hereto.

1.3

General Construction. When computing time periods from a specified date to a later specified date, “from” means “from and including” and “to” and “until” each mean “to but excluding”. In the Loan Documents: (1) unless otherwise specified herein, “discretion” when not capitalized means a determination made by Lender in its sole and absolute discretion; (2) wherever appropriate in the context, terms used in the Loan Documents in the singular also include the plural and vice versa; (3) any reference to any Loan Document or any other document, agreement, instrument, report, certificate, or other similar deliverable means that the Loan Document or other deliverable is satisfactory in form and substance to Lender in its discretion; (4) the words “include,” “includes,” and “including” are treated as being followed by “without limitation”; and (5) captions used in the Loan Documents are for convenience only and are not taken into account in interpreting the document.

ARTICLE 2
LOANS, PAYMENTS

2.1    Revolving Loans.

(a)

Subject to the terms and conditions in this Agreement and the Revolving Loan Schedule, Lender may make Advances to Borrower, from time to time and at its discretion, in an aggregate amount not to exceed at any one time outstanding the Maximum Borrowing Amount. The Revolving Loans are evidenced by the Revolving Note. Revolving Loans may be borrowed, repaid, and reborrowed in accordance with the Loan Documents.

(b)

Lender will endeavor to provide the requested funds by the end of the same Business Day so long as Lender receives the request for the Advance, together with the complete package of information required hereunder for such request, by 10:30 a.m. Eastern Time on the day such request is made. If any principal, interest, fees, Expenses, or other obligations under the Loan Documents or any other agreement with Lender become due, Lender may at its discretion and without further consent of the Borrower, treat that as a request by Borrowers for a Revolving Loan to pay the applicable obligation.

(c)	The Revolving Loan Outstanding may not at any time exceed the Maximum Borrowing Amount (and if it does for any reason Borrowers shall immediately and without demand pay the excess to Lender).

(d)

Lender may in its discretion (i) reduce any of the percentages set forth in the Advance Formula, (ii) establish, increase, and reduce Reserves, and (iii) reduce one or more of the elements used to compute the Advance Formula.

(e)

Each Advance request made by the Borrower is a representation and warranty that, as of the date of such request, (i) each representation and warranty made by each Loan Party in any Loan Document is true, correct and complete in all material respects, and (ii) no Event of Default exists or would exist after giving effect to the requested Advances or Loans.

2.2	Loan Repayment.

(a)	The Loans are due and payable on the Revolving Loan Termination Date.

(b)

Each time an Advance is made, the Obligations will be increased by the amount of the Advance. Three (3) business days after checks, ACH or wire transfers or other credit instruments are deposited in the Lockbox Account, Lender will credit the Loan Account with the net amount actually received, whereupon interest and Maintenance Fees will no longer be charged on such amount. The date the Borrower will receive credit on funds for purposes of determining Availability is set forth in the Revolving Loan Schedule.

(c)

Lender does not have to credit the Loan Account for any payment item that is not satisfactory to Lender in its discretion. All credits are provisional and are subject to verification and final settlement. Lender may charge the Loan Account for any payment item that is returned unpaid or otherwise not collected.

(d)

The Loan Parties must make all payments in full under the Loan Documents to Lender (without any deduction whatsoever, including any setoff, recoupment, or counterclaim), at the payment office that Lender specifies in writing to Borrowers, not later than 11:59 a.m. Eastern time, on the respective due date.

2.3

Statements. Lender will maintain a loan account with respect to the Revolving Loan in accordance with its customary procedures in Borrowers’ name (the “Loan Account”) in which it will record, among other things, the date and amount of each Advance and the date and amount of each payment. Lender’s failure to record this information does not affect Lender’s rights, create any liability, or release any Loan Party from any liability.

2.4

Additional Payments. Any Expenses incurred and taxes paid by Lender may be charged to the Loan Account as a Loan and added to the Obligations (or, at Lender’s option, must be paid by Borrowers to Lender immediately on demand).

2.5	Reserved.

ARTICLE 3
FEES

3.1

Fees. Borrower shall pay Lender all the fees outlined in this Agreement including those listed on the Revolving Loan Schedule. Fees are computed on the basis of a year of 360 days for the actual number of days elapsed. If any payment is due on a day that is not a Business Day, the due date is extended to the next Business Day.

3.2	Maximum Revolving Loan Amount. The term “Maximum Revolving Loan Amount” as referenced in this Agreement (including in the Revolving Loan Schedule) means $3,500,000.00.

ARTICLE 4
COLLATERAL

4.1

Security Interest; Perfection; Preservation. To secure the prompt payment and performance of the Obligations now or in the future owed by Borrower to Lender, Borrower grants to Lender (and each of its Affiliates) a continuing Lien on, security interest in, pledge of, and assignment of all of the personal property in which any Borrower has any interest, whether now existing or hereafter acquired, wherever located, including all: (a) Accounts, (b) Inventory, (c) Equipment, (d) furniture and Fixtures, (e) General Intangibles, Payment Intangibles, and Intellectual Property, (f) Investment Property, (g) Deposit Accounts and monies credited by or due from any financial institution or other depository, (h) Chattel Paper, Instruments, and Documents, (i) Goods, (j) Commercial Tort Claims, (k) Letter-of-Credit Rights, (l) Contract Rights, (m) Books and records, computer software, computer programs, and supporting obligations relating to any of the foregoing, and (n) Proceeds of any of the foregoing in whatever form (collectively the “Collateral”); provided, however, that the Collateral shall not in any event secure payment or performance of any loan incurred by a Borrower under 15 U.S.C. 636(a)(36) (as added to the Small Business Act by Section 1102 of the CARES Act). All capitalized terms used in this section which are not otherwise defined in this Agreement have the meanings assigned to them in the UCC. The Collateral also includes all monies on deposit with Lender, or on deposit in the Lockbox Account.

Borrower must immediately take all actions that Lender requests to (x) maintain the validity, perfection, enforceability, and priority of Lender’s Lien on the Collateral, (y) preserve and protect the Collateral or (z) to enable Lender to protect, exercise, or enforce its rights under the Loan Documents and the Collateral, including, but not limited to, the execution (if required) and delivery of security agreements, Waivers, control agreements, contracts and any other documents required hereunder. Borrower authorizes Lender to file against it, at Borrower’s expense, financing, continuation and/or amendments statements and all other appropriate documentation for Lender to perfect and maintain its security interest in the Collateral.

4.2

Protective Advances. When a Default or Event of Default exists, Lender may from time to time in its discretion (and without Loan Party’s consent) make Revolving Loans for Borrower’s account that Lender in its discretion believes are necessary or desirable: (1) to preserve or protect any Collateral; or (2) to enhance the likelihood of the repayment of the Obligations.

4.3	Risk of Loss. At all times with respect to all Collateral, Borrower shall bear the full risk of any loss.

4.4

Defending Lender’s Interests. Until (a) the Obligations are irrevocably paid in full and (b) the Loan Documents are terminated by Lender in writing, Lender’s interests in the Collateral shall continue in full force and effect. When an Event of Default exists, in addition to all other rights and remedies in this Agreement or by applicable law: (1) Lender may take possession of all or any part of the Collateral; (2) each Borrower must, and Lender may, at its option, instruct all suppliers, carriers, forwarders, or others receiving or holding cash, checks, Inventory, documents, or instruments in which Lender holds a Lien to deliver them to Lender and subject them to Lender’s order; (3) each Loan Party grants to Lender an irrevocable, assignable, non-exclusive license (exercisable without royalty payments or other compensation) to use, assign, license, or sublicense any present or future Intellectual Property (including in the license or sublicense access to all media in which any of the licensed items may be recorded or stored and to all related computer programs); (4) each Loan Party grants to Lender an irrevocable, assignable, non-exclusive license and lease or sublease to use, assign, license, or sublicense any leased or owned Real Property (exercisable without paying any royalty, rent, or other compensation); (5) each Loan Party Borrower authorizes Lender to pay, purchase, contest, or compromise any Lien that in Lender’s discretion appears to conflict with or impair Lender’s Liens; and (6) Lender may at any time take any other steps that Lender in its discretion believes are necessary or desirable to protect and preserve the Collateral. All of Lender’s Expenses incurred in accordance with the preceding sentence will be charged to the Loan Account and added to the Obligations.

4.5

Financial Disclosure. Each Borrower irrevocably authorizes and directs its accountants and auditors to promptly upon Lender’s request, to deliver to Lender copies of each Borrower’s financial statements, trial balances, and all other accounting records in the accountant’s or auditor’s possession, and to disclose to Lender any information they may have concerning each Borrower.

4.6 Accounts.

(a)

Remittances. Borrower must immediately notify all of its Account Debtors and any other person or party that is liable to it (collectively a “Debtor”) to remit all payments due Borrower to the Lockbox Account. The remit to address on all documents related to the accounts must be the Lockbox Account. At Lender’s request, all such documents, including invoices, purchase orders, or contracts must be marked by Borrowers to show assignment to Lender, and each Borrower must notify each of its Account Debtors by mail, in a form approved by Lender, that the Account has been assigned to Lender and that all payments on the Account must be made payable to such Borrower or Lender, at Lender’s discretion, to the Lockbox Account or such other address provided by Lender in writing. Lender may at any time and from time to time, and at its discretion, notify any Debtor or third-party payee to make payments payable directly to Lender or to notify Debtor of the assignment to Lender. All of Lender’s expenses for notifications will be paid by Borrowers.

If a Borrower receives any funds from a Debtor, or if a Borrower receives any proceeds of insurance, tax refunds or any and all other funds of any kind, such Borrower shall hold such funds in trust for Lender, shall not mix such funds received with any other funds, and shall immediately deposit such funds in the Lockbox Account in the form received. Lender will have sole ownership, possession and control over the Lockbox Account and all deposits in the Lockbox Account. No Borrower has any right to the Lockbox Account or any deposits in the Lockbox Account. Lender has no duty as to collection or protection of funds in the Lockbox Account as long as it is not grossly negligent or commits actual fraud. All expenses plus any applicable administration and servicing fees of the Lockbox Account will be paid by Borrowers.

(b)

Adjustments. Without Lender’s prior written consent, no Borrower may (1) compromise or adjust any Account (or extend the time for its payment) or (2) accept any returns of merchandise or grant any discounts, allowances, or credits, except in the ordinary course of such Borrower’s business consistent with such Borrower’s past practices and that have been disclosed to Lender in writing.

(c)

No Liability. Lender does not have any liability for any error or omission or delay of any kind occurring in the settlement, collection, or payment of any of the Collateral or any instrument received in payment of Collateral, or for any damage resulting therefrom. Lender may accept the return of the goods represented by any of the Accounts (without notice to or consent by any Borrower), all without discharging or in any way affecting any Borrower’s liability.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants that:

5.1

Authority. It has the full power, authority, and legal right to enter into the Loan Documents and to perform its obligations under the Loan Documents. Each Borrower’s execution, delivery, and performance of the Loan Documents has been approved by all necessary legal and organizational Persons. The individual(s) executing the Loan Documents on behalf of Borrower has or have been properly and duly authorized. All obligations under each Loan Document it executes are legal, valid, and binding obligations enforceable against it in accordance with their terms.

5.2

Formation; Qualification; Subsidiaries. Each Borrower (a) is duly organized and existing in good standing in the state of its jurisdiction; (b) is duly qualified and authorized to conduct business in any state in which the nature and extent of its business requires qualification and (c) has no Subsidiaries or other Affiliates except for as identified in the Revolving Loan Schedule. Borrower’s organizational identification number, state of organization, and states where it is qualified to do business are as identified in the Revolving Loan Schedule.

5.3

Collateral.  Borrower is the owner of all of the Collateral, is listed as the owner of all titled Collateral, and there are no other liens or claims against the Collateral, except for the Permitted Liens. All of the Collateral is personal property and none of the Collateral will be permanently affixed to real estate.

5.4

No Governmental Approval; No Conflict. The transactions contemplated by this Agreement and the other Loan Documents do not (a) require any consent or approval of, registration or filing with, or any other action by, any Governmental Body (except for those that have been obtained); (b) violate any law, government rule, regulation, order, judgment or award applicable to any Loan Party or the Collateral; (c) violate or create a default under any indenture, agreement, or other instrument binding on any Loan Party or any of their respective assets; (d) violate any provision of any Loan Party’s organizational documents; or (e) create any Lien on any asset of any Loan Party (except Liens created under the Loan Documents).

5.5

Tax Returns. Each Loan Party (a) has timely filed and will timely file all federal, state, and local tax returns, and all other reports required by law to be filed, and (b) has timely paid all taxes, assessments, fees, and other governmental charges. No tax liens have been filed against any asset of any Loan Party and no claims are being asserted for any taxes.

5.6	Financial Information.

(a)

The financial information furnished by the Loan Parties to Lender has been prepared in accordance with GAAP, consistently applied, all financial statements present fairly in all material respects the Loan Parties’ financial condition at such date and the results of their operations for the applicable period, and any projections of the business operations of each Loan Party that have been give or will be given to Lender will be based upon such Loan Party’s reasonable assumptions and estimates.

(b)

Since July 2024, there has been no event, development or other change in circumstances that has had or could reasonably expected to have a Material Adverse Effect in the business, operations, condition, property or prospects (financial or otherwise) of the Loan Parties, taken as a whole.

5.7

Name; Tradenames. During the last five years no Loan Party (a) has been known by any other name or has sold Inventory under any other name; (b) has been the surviving entity of a merger or consolidation or has acquired a material portion of the assets of any Person; or (c) has used any fictitious name, d/b/a, tradename or tradestyle (collectively, the “Tradenames”), except as set forth in the Revolving Loan Schedule.

5.8

Borrower Locations. The Revolving Loan Schedule sets forth (a) where Borrower’s chief executive office is located; (b) of all places of business of Borrowers; (c) where any Equipment and Inventory of Borrowers are located; and (d) where Borrower keeps the other Collateral and its books and records related thereto.

5.9	Licenses and Permits. Each Loan Party has complied with and has all applicable licenses or permits to conduct its business required by applicable federal, state, and local laws.

5.10	Solvency; No Litigation; No Violation

(a)

After giving effect to the transactions contemplated by the Loan Documents and the Subordinated Debt, each Borrower is and will continue to be solvent, able to pay its debts as they mature, and have sufficient capital to carry on its business and all businesses in which it is about to engage.

(b)

Except as set forth in the Revolving Loan Schedule, (1) no Borrower or other Loan Party has any pending or threatened litigation, investigation, arbitration, actions, or proceedings (including commercial tort claims in which Borrower is the plaintiff or moving party) against such Borrower or other Loan Party; and (2) no Borrower or any other Loan Party has violated any statute, regulation or ordinance, or any order of any court, Governmental Body, in each case that could reasonably be expected to have a Material Adverse Effect.

5.11	No Default. No Loan Party is in default under any Indebtedness or under a contract that could reasonably be expected to have a Material Adverse Effect.

5.12	No Labor Disputes. No Borrower is involved in or aware of any labor dispute.

5.13

Disclosure. No representation or warranty made by any Loan Party in any Loan Document or in any financial statement, report, certificate, or other document furnished to Lender by any Loan Party is untrue or misleading in any respect (through omission or otherwise). Each Loan Party has disclosed to Lender in writing each fact and circumstance that could reasonably be expected to have a Material Adverse Effect.

5.14	Anti-Terrorism.
(a)

No Loan Party or any of its Affiliates or any of their respective agents is any of the following (each a “Blocked person”): (1) a person that is listed in the annex to, or is subject to, Executive Order No. 13224; (2) a person that is owned or controlled by, or acting for or on behalf of, any person, that is listed in the annex to, or is subject to, Executive Order No. 13224; (3) a person with whom Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (4) a person that commits, threatens, or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224; (5) a person that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control; or (6) a person who is affiliated or associated with any of the foregoing persons.

(b)

No Loan Party or any of its agents acting or benefiting in any capacity in connection with the transactions under the Loan Documents (1) conducts any business or engages in making or receiving any funds, goods, or services to or for the benefit of any Blocked person or (2) deals in (or otherwise engages in) any transaction relating to any property or interests in property blocked under Executive Order No. 13224.

(c)	Neither the extension of the Loans made pursuant to this Agreement nor the use of the proceeds thereof will violate any Anti-Terrorism Law.

5.15

Delivery of Subordinated Debt Documents. Lender has received complete copies of the Subordinated Debt Documents and related documents (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has been delivered to Lender.

5.16

ERISA Matters. Except as disclosed to the Lender in writing prior to the date hereof, neither any Borrower nor any ERISA Affiliate (a) maintains or has maintained any Pension Plan, (b) contributes or has contributed to any Multiemployer Plan or (c) provides or has provided post-retirement medical or insurance benefits with respect to employees or former employees (other than benefits required under Section 601 of ERISA, Section 4980B of the Code or applicable state Law).

Refer to the Revolving Loan Schedule for any additional Representations and Warranties.

ARTICLE 6
AFFIRMATIVE COVENANTS

Until all Obligations are irrevocably paid and performed in full and the Loan Documents are terminated, each Borrower shall:

6.1

Conducting Business; Maintaining Existence; and Assets. Continuously conduct and operate its business according to good business practice, keep its existence in full force and effect, file all reports and pay all franchise and other taxes and license fees, and do all other acts and things that are necessary or desirable to maintain its rights, licenses, leases, powers, and franchises.

6.2

Compliance with Laws. Comply with all applicable laws, acts, rules, orders, regulations, or ordinances of any Governmental Body, except to the extent that failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.3	Financial Covenants. Reserved.

6.4

Indebtedness; Payment of Obligations. Pay, when due, all Indebtedness and its other obligations of whatever nature, including without limitation all taxes, assessments, and other governmental charges, claims for labor, supplies, rent, or other obligations (except where the amount or validity thereof is being disputed in good faith and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrowers) and not otherwise default under any Indebtedness or its other obligations.

6.5

Deposit Accounts. Except for the accounts listed on the Revolving Loan Schedule, maintain all deposit, investment, brokerage, and other financial accounts with Lender. Each account on the Revolving Loan Schedule, upon the request of Lender, must at all times be subject to an account control agreement satisfactory to Lender.

6.6

Insurance.  Maintain, at its own cost and expense, (a) insurance against all risks of physical loss of or damage to all properties and assets in which any Borrower has an interest in such amounts as Lender may require in its Discretion and maintain business interruption insurance as is customary for companies engaged in businesses similar to each Borrower, and (b) commercial general liability insurance (including blanket contractual liability coverage and products liability coverage) for personal and bodily injury and property damage in such amounts as Lender may require in its Discretion. All such insurance shall be in form (including all endorsements required by Lender), in amounts and with carriers satisfactory to Lender. All insurance policies shall name Lender, and its successors and assigns, as “Lender Loss Payee” (under all property insurance policies) and as “Additional Insured” (under all liability insurance policies) and shall require that the insurer provide at least thirty (30) days prior written notice to Lender before a cancellation of or a material change to an insurance policy. Each Borrower must furnish Lender with evidence of insurance satisfactory in form and substance to Lender. If any Borrower does not obtain, maintain, or renew any insurance required by the Loan Documents, Lender may obtain and pay for it.

6.7

Beneficial Ownership Certificate. Provide to Lender: (a) a new Beneficial Ownership Certificate when the individual(s) identified as a Beneficial Owner have changed; and (b) any other information and documentation that Lender may request from time to time related to Lender’s compliance with applicable laws (including the USA PATRIOT Act and other “know your customer” and anti-money laundering rules and regulations).

6.8

Collateral Maintenance and Warranties. Maintain the Collateral in good operating condition and repair (reasonable wear and tear excepted), in accordance with industry standards, and must make all necessary replacements and repairs so that its value and operating efficiency are maintained and preserved.

6.9

Environmental Matters. Ensure that no Hazardous Substances are on any Real Property (except as permitted by applicable law or appropriate Governmental Bodies), notify Lender all claims, complaints, notices or inquiries relating to compliance with Environmental Laws, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, cure and have dismissed with prejudice any material actions and proceedings relating to its compliance with Environmental Laws.

6.10	Notices. Notify Lender in writing:

(a)

Immediately if any of the following occur: (i) any Default or Event of Default; (ii) any event or circumstance that could reasonably be expected to cause any financial statement, projection, Borrowing Base Certificate (if applicable) or other information or report furnished to Lender to be untrue or misleading; (iii) a transfer of the ownership of any Equity Interest in any Borrower; (iv) any Borrower knows or has reason to believe that any Account Debtor disputes any Account, whether or not such dispute is deemed valid by any Borrower; (v) any litigation, suit, administrative proceeding, or other proceeding affecting any Loan Party or the Collateral (whether or not the claim is covered by insurance) in which the amount of damages claimed exceeds $20,000 (individually or in the aggregate); (vi) any matter materially affecting the Collateral or if any Account Debtor asserts any claims or setoffs against Accounts ; (vii) any Loan Party or any Collateral violates or is alleged to have violated any Governmental Body’s laws, statutes, regulations, or ordinances, (viii) any representation or warranty made hereunder would be materially untrue or misleading if remade; and (ix) any other development that has or could reasonably be expected to have a Material Adverse Effect.

(b)

At least 30 days prior to any Loan Party opening any new place of business, closing any existing place of business, or changing its legal name, entity type, or jurisdiction of organization, incorporation, or formation.

6.11

Field Examinations. Borrowers shall permit Lender to at any time examine, audit, check, inspect, and make abstracts and copies of Borrower’s books, records, assets and liabilities audits, correspondence, and all other materials related to the Collateral. Lender has no obligation to provide any Loan Party with the results of the examination or copies of any reports. Upon request and the occurrence of a Default, Borrowers shall reimburse Lender for the costs to perform field examinations that will be performed by Lender’s inspector, whether an officer of Lender or an independent party with all expenses, including all out of pocket expenses, including, but not limited to, transportation, hotel, parking, and meals paid by Borrowers.

6.12	Financial Statements.

(a)

Furnish Lender within 120 days after the end of each of the Borrowers’ fiscal years, the Borrowers’ financial statements on a consolidated and consolidating basis (including statements of income, stockholders’ equity, and cash flow from the beginning of the current fiscal year to the end of the current fiscal year) and the balance sheet as at the end of the fiscal year, certified by a Responsible Representative of Borrower; and

(b)

Furnish Lender within 30 days after the end of each month, the Borrowers’ unaudited balance sheet on a consolidated and consolidating basis and the Borrowers’ unaudited statements of income, stockholders’ equity, and cash flow on a consolidated and consolidating basis, certified by a Responsible Representative of Borrower, reflecting the results of operations from the beginning of the month to the end of the month (and for the month), setting forth in each case in comparative form the figures from the projected annual operating budget delivered under Section 6.13(a) for the current fiscal year.

6.13	Certificates; Reports; Other Financial Information. Furnish to Lender, in form and substance satisfactory to Lender in its discretion:

(a)

If requested by Lender, the Borrowers’ month-by-month projected operating budget and cash flows on a consolidated and consolidating basis for the following fiscal year (including for each month an income statement, a cash flow statement, and a balance sheet and Availability projection);

(b)

(i) no later than 15 days after the end of each month, a detailed accounts receivable aging report including all invoices aged by invoice date (reconciled to the general ledger and the Borrowing Base Certificate, if applicable), and (ii) if requested by Lender, a summary accounts payable aging report including all accounts payable aged by invoice date (reconciled to the general ledger);

(c)

Prior to any request for an Advance, upon request by Lender, and at such intervals as Lender may require in its Discretion: (i) assignment schedules; (ii) copies of Account Debtor invoices; (iii) evidence of shipment and delivery of Goods; and (iv) such further schedules, documents, certificates, reports and information as Lender may require(including, without limitation, trial balances, test verifications, credit memos, sales and cash receipt journals, purchase orders, evidence of delivery, proof of shipment, and timesheets), in each case satisfactory to Lender in its Discretion and certified as true and correct in all material respects by a Responsible Representative of Borrowers. Lender may contact any Persons who hold or are obligated on any part of the Collateral, such as Account Debtors, to notify them of Lender’s Lien and to confirm and verify Accounts by any manner and through any medium it chooses;

(d)	Reserved;

(e)	Reserved;

(f)	If requested, current annual tax returns of each Loan Party prior to April 15 of each calendar year or, if an extension is filed, at the earlier of (a) filing, or (b) the extension deadline;

(g)	If requested, weekly payroll summaries and evidence of tax payments of Borrowers together with copies of bank statements from which the funds are impounded;

(h)	If requested, detailed customer lists of each Borrower showing the customer’s name, address, e-mail address, phone number and any other information Lender reasonably requests; and

(i)	promptly upon request, such other financial information as Lender may from time to time request in its Discretion.

Refer to the Revolving Loan Schedule for any additional required certificates, reports, and information.

6.14

Supplemental Instruments; Further Assurances. From time to time at Borrower’s expense, execute and deliver, or cause to be executed and delivered, to Lender all other documents and take or cause to be taken such further actions are required by law or that that Lender may request in its Discretion to carry out the terms and conditions of the Loan Documents and to ensure the perfection and priority of Lender’s Liens (including cooperating with Lender in obtaining control of any Collateral in the possession of third Persons).

Refer to the Revolving Loan Schedule for any additional Affirmative Covenants.

ARTICLE 7
NEGATIVE COVENANTS

Until all Obligations are irrevocably paid and performed in full and the Loan Documents are terminated, no Borrower may:

7.1	Mergers; Consolidations; Asset Sales.

(a)	Merge, consolidate, divide, or otherwise reorganize with or into any Person or acquire all or a material portion of any Person’s assets or Equity Interests.

(b)

Sell, pledge, lease, transfer, or otherwise dispose of any of its properties or assets (except Inventory sold in the ordinary course of Borrowers’ business), provided however that Borrower may sell, swap, replace or retire up to ten percent (10%) of its fleet of revenue equipment from time to time as necessary to operate its trucking business, without requesting consent from Lender.

7.2	Liens. Create, assign, transfer, or allow to exist any Lien on any of its property, except for Permitted Liens.

7.3	Investments. Purchase or acquire assets, obligations or Equity Interests of, or any other interest in, any Person, without the prior written consent of Lender.

7.4

Loans. Make advances, loans, or credit extensions to any Person, (including any Affiliate, Subsidiary, officer, shareholder, member, partner, director, or employee), except for commercial trade credit in connection with Inventory sales in the ordinary course of its business and consistent with practices that existed on the Closing Date and that have been disclosed to Lender in writing.

7.5	Distributions and Management Fees.

(a)

Declare or pay any dividend or make any other distribution with regard to its Equity Interests or redeem, purchase, or otherwise acquire directly or indirectly any of its Equity Interests, provided that (i) if a Borrower is taxed as an S Corporation or other “pass-through” entity, such Borrower may, so long as no Default or Event of Default exists or would result therefrom, distribute profits to its equity holders in the maximum amount necessary to enable such holders to pay personal, state and federal taxes directly attributable to the profits earned by such Borrower for such year, and (ii) Borrower may make distributions of profits to its equity holders provided that at the time of such distribution and after giving effect to such distribution, Borrower has (x) a Debt Service Coverage Ratio of at least 1.25:1.00, and (y) a minimum Liquidity of $350,000.00.

(b)	Enter into or issue, as applicable, any subscriptions, options, warrants, calls, rights, or other agreements or commitments of any kind relating to any Equity Interests; of any Borrower.

(c)	Pay any management, advisory, consulting, or other similar fees to any Person.

7.6	Indebtedness. Create, incur, assume, or allow to exist any Indebtedness, loan or guaranty or assume any obligation or liability, whether as borrower, guarantor, surety, indemnitor or otherwise except:

(a)	Indebtedness existing on the Closing Date;

(b)	Indebtedness to Lender;

(c)	unsecured Indebtedness in an aggregate principal amount not to exceed $100,000; and

(d)	The Subordinated Debt provided that it is at all times subject to a Subordination Agreement; and

(e)	Purchase money security interest Indebtedness in the aggregate principal amount not to exceed $250,000.

7.7	Business. Change in any material respect the nature of the business that it engaged in on the Closing Date.

7.8

Affiliate Transactions. Directly or indirectly, purchase, acquire, or lease any property from, or sell, transfer, or lease any property to, or otherwise deal with, any Affiliate, except transactions on an arm’s length basis and on terms no less favorable than terms that could be obtained from a Person who is not an Affiliate.

7.9	Subsidiaries; Partnerships. Form any Subsidiary, or enter into any partnership, joint venture, or similar agreement with any third party without the prior written consent of Lender.

7.10

Fiscal Year and Accounting Changes. Change its fiscal year-end from December 31 or make any material change (1) in accounting treatment and reporting practices (except as required by GAAP) or (2) in tax reporting treatment (except as required or permitted by law).

7.11

Amending Charter Documents. Amend, modify, or waive any term or provision of its charter, certificate, or articles of incorporation or organization, by-laws, partnership agreement, operating agreement, and other similar organizational or governing documents.

7.12

Anti-Terrorism Laws. At any time: (1) Directly or through its Affiliates or agents, conduct any business or engage in any transaction or deal with any Blocked Person, including making or receiving any funds, goods, or services to or for the benefit of any Blocked Person; (2) directly or through its Affiliates or agents, deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked under Executive Order No. 13224; (3) directly or through its Affiliates or agents, engage in or conspire to engage in any transaction that evades or avoids (or whose purpose is to evade or avoid), or attempts to violate, any of the prohibitions in Executive Order No. 13224, the USA Patriot Act, or any other Anti-Terrorism Law; or (4) not deliver to Lender any certification or other evidence requested by Lender in its sole judgment confirming each Borrower’s compliance with this Section.

7.13

Subordinated Debt; Modification of Subordinated Debt Documents. Except as expressly allowed by the Subordination Agreements, at any time, directly or indirectly, pay, prepay, repurchase, redeem, retire or otherwise acquire, or make any payment on account of any Subordinated Debt. Amend, modify, or waive any term or provision of any Subordinated Debt Document.

7.14	Amending Leases. Amend, modify, or waive any term or provision of any lease of real property (except amendments, modifications, and waivers consented to in writing by Lender in its Discretion).

7.15

ERISA. Except as disclosed to the Lender in writing prior to the date hereof, neither any Borrower nor any ERISA Affiliate will (a) adopt, create, assume or become a party to any Pension Plan, (b) incur any obligation to contribute to any Multiemployer Plan, (c) incur any obligation to provide post-retirement medical or insurance benefits with respect to employees or former employees (other than benefits required by law) or (d) amend any Plan in a manner that would materially increase its funding obligations.

7.16	Redirection of Funds. Notify any Account Debtor to make payment to any account other than the Lockbox Account or request an Account Debtor to withhold or stop any payment otherwise directed by Lender.

Refer to the Revolving Loan Schedule for any additional Negative Covenants.

ARTICLE 8

CONDITIONS PRECEDENT AND POST-CLOSING DELIVERABLES

Refer to the Revolving Loan Schedule for any Conditions Precedent and Post-Closing Deliverables.

ARTICLE 9
EVENTS OF DEFAULT

Any of the following events is an “Event of Default”:

9.1	Payment. Any Loan Party does not pay any Obligation when due (whether at maturity, by demand, by acceleration, or otherwise).

9.2

Misrepresentation. Any representation or warranty made or treated as having been made by any Loan Party in any Loan Document, any related agreement, or in any certificate, document, or financial or other statement furnished to Lender is misleading in any material respect on the date when made or treated as having been made.

9.3	Covenant Breaches. Any Loan Party does not perform, keep, or observe any term, provision, condition, or covenant in any Loan Document or in any other agreement with Lender.

9.4

Judgments. Any judgment or judgments are rendered or judgment liens are filed against any Borrower (or any of its property) for an aggregate amount exceeding $20,000 that, within 15 days, are not to Lender’s satisfaction satisfied, stayed, discharged of record, or bonded.

9.5

Insolvency. Any Borrower: (1) becomes insolvent; (2) is unable, or admits in writing its inability, to pay its debts as they become due; (3) makes a general assignment for the benefit of creditors or to a liquidation agent; (4) files on its behalf or consents to an Insolvency Proceeding; (5) has an Insolvency Proceeding filed or instituted against it that is not dismissed within 30 days after it is filed or instituted; (6) applies to a court for the appointment of a receiver, trustee, or custodian for any of its assets; (7) has a receiver, trustee, or custodian appointed for any of its assets (with or without its consent); or (8) commences a self-liquidation of its assets.

9.6	Material Adverse Effect. A Material Adverse Effect occurs.

9.7

Lender’s Lien Priority. For any reason any Lien created under any Loan Document is not or no longer remains a valid, perfected, first-priority Lien (other than purchase-money Liens on Equipment that are expressly allowed under this Agreement).

9.8

Default Under Indebtedness. With respect to any Indebtedness with a balance of $50,000 or more (1) a default exists under that Indebtedness that allows the holder of the Indebtedness to accelerate the Indebtedness (whether or not that right has been waived or deferred), or (2) any other default exists under any agreement of any kind now or hereafter existing between any Borrower and Lender, or any of Lender’s Affiliates.

9.9

Change of Control. Borrower effects an acquisition, change in control, sale, merger, reorganization or other event (whether in one or more transactions) that results in the holders of more than 25% of the Equity Interests of such Person immediately before such event no longer being the holders of more than 25% of the Equity Interests of such Person or its successor immediately after such event.

9.10

Invalidity. Any provision of any Loan Document is not, at any time and for any reason, valid and binding on each Loan Party, or any Loan Party claims in writing that any provision of any Loan Document is not, for any reason, valid and binding on any Loan Party.

9.11

Destruction of Collateral. Any portion of the Collateral is seized or taken by a Governmental Body, or any Loan Party (or any Loan Party’s title or rights), are subject to litigation that might, as determined by Lender in its discretion, result in material impairment or loss of the security provided by any Loan Document, or a casualty occurs as to any material asset used in the conduct of any Loan Party’s business.

9.12

Guarantor Repudiation. (1) Any Guaranty is not in full force and effect; (2) any action is taken to discontinue or to assert that any Guaranty is not in full force and effect; (3) any Guarantor does not comply with any of the terms or provisions of its Guaranty or any other default occurs under any Guaranty; or (4) any Guarantor denies or gives Lender notice that it purports to have no further liability under any Guaranty.

9.13

Indictment; Forfeiture. The indictment of, or institution of any legal process or proceeding against any Loan Party, or any of its or their officers or directors, where the relief, penalties, or remedies sought or available are a felony or include the forfeiture of more than $20,000 of property of any Loan Party or the imposition of any stay or other order, the effect of which could cause a Material Adverse Effect on the business of any Loan Party.

9.14	Post-Closing Deliverables. Borrowers shall fail to timely deliver to Lender any of the Post-Closing Deliverables within the respective time period set forth herein.

9.15

Subordinated Debt Default. An event of default occurs under any Subordinated Debt Documents or if any party to a Subordination Agreement attempts to terminate or challenge the validity of that Subordination Agreement.

The demand nature of the Obligations is not modified by reference to a Default or Event of Default in this Agreement or the other Loan Documents and any reference to a Default is for the purpose of permitting Lender to exercise its default remedies, including without limitation, charging interest at the Default Rate (as defined and provided in the Revolving Note).

ARTICLE 10
LENDER’S RIGHTS AND REMEDIES AFTER AN EVENT OF DEFAULT

10.1

Rights and Remedies. When an Event of Default occurs under Section 9.5, all Obligations are immediately due and payable. Without limiting the demand nature of the Obligations (including the Prepayment Fee), when any Event of Default exists, Lender has all rights and remedies provided under the Loan Documents, by law, or in equity and under all other existing and future agreements between Lender and any Loan Party. All rights and remedies are cumulative. Without limiting the preceding, when an Event of Default exists, Lender may, at its election, without notice and without demand, do any one or more of the following (all of which are authorized by the Borrowers):

(a)	Charge the Default Rate.

(b)	Declare all Obligations immediately due and payable.

(c)	Stop making Loans or Advances.

(d)	Terminate Lender’s future obligations to any Borrower (which does not affect Lender’s rights, its Liens on the Collateral, or the Obligations).

(e)	Settle or adjust disputes and claims directly with Account Debtors on terms that Lender determines in its discretion.

(f)	Direct the Borrowers to hold and segregate all returned Inventory in trust for Lender.

(g)	Request Borrowers to assemble the Collateral, deliver the Collateral to any location specified by Lender, or allow Lender or its agents to pick up the Collateral.

(h)

Without retaining any Collateral in satisfaction of an obligation (within the meaning of Section 9-620 of the UCC), Lender may hold or set off and apply to the Obligations any: (1) balances and deposits of any one or more of the Borrowers held by Lender (including any amounts received in the lockbox); (2) Indebtedness at any time owing to or for the credit or the account of any Borrower held by Lender; and (3) all of each Borrower’s balances and deposits of any Borrower held or controlled by Lender (including any amounts received in the lockbox).

(i)

Sell the Collateral at either a public or private sale in such manner and at such places as Lender determines is commercially reasonable. Lender, may but is not obligated to, credit bid and purchase all or any portion of the Collateral at any sale. The Borrowers’ rights under all licenses and all franchise agreements may be used by Lender without cost.

(j)

Appoint a receiver for all or any part of the Collateral (whether the receivership is incidental to a proposed sale of the Collateral under the UCC or otherwise). Each Borrower consents to the appointment of a receiver without notice or bond, to the fullest extent not prohibited by applicable law, and waives all notices of and defenses to the appointment of a receiver and may not oppose any application Lender makes for the appointment of a receiver.

10.2

No Waiver. No delay on Lender’s part in exercising any right, power, or privilege under this Agreement or any Loan Document is a waiver, nor does any single or partial exercise of any right, power, or privilege under this Agreement or otherwise preclude the exercise of any other right, power, or privilege.

ARTICLE 11
WAIVERS AND JUDICIAL PROCEEDINGS

11.1

Notice Waiver. To the fullest extent not prohibited by law, each Borrower waives all notices and demands that it would otherwise be entitled to receive (including non-payment of any of the Accounts, demand, presentment, protest, notice of acceptance, notice of Loans or Advances made, credit extended, or Collateral received or delivered).

11.2	Delay. Any delay or omission by Lender in exercising any right, remedy, or option does not waive that right (or any other right, remedy, option, or default).

11.3

Jury Waiver. EACH PARTY TO THIS AGREEMENT EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (1) ARISING UNDER ANY LOAN DOCUMENT, OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION WITH ANY LOAN DOCUMENT, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, ANY LOAN DOCUMENT, OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION WITH ANY OF THE PRECEDING, OR THE TRANSACTIONS RELATED TO ANY OF THE PRECEDING.

ARTICLE 12
MISCELLANEOUS

12.1

Governing Law; Jurisdiction. This Agreement and the other Loan Documents will be interpreted and determined under the laws of the State of Michigan without any regard to any conflict of laws provisions. EACH BORROWER AGREES THAT ANY ACTION TO ENFORCE SUCH BORROWER’S OR ANY OTHER LOAN PARTY’S OBLIGATIONS TO LENDER SHALL BE PROSECUTED EITHER IN THE CIRCUIT COURT OF OAKLAND COUNTY MICHIGAN OR THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF MICHIGAN (UNLESS LENDER ELECTS SOME OTHER JURISDICTION), AND EACH BORROWER SUBMITS TO THE JURISDICTION OF ANY SUCH COURT SELECTED BY LENDER. EACH BORROWER WAIVES ANY AND ALL RIGHTS TO CONTEST THE JURISDICTION AND VENUE OF ANY ACTION BROUGHT IN THIS MATTER AND BORROWERS AND OTHER LOAN PARTIES MAY BRING ANY ACTION AGAINST LENDER ONLY IN THE CIRCUIT COURT FOR THE COUNTY OF OAKLAND OR THE FEDERAL COURT OR THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF MICHIGAN.

12.2

Entire Understanding and Amendments. This Agreement and the other Loan Documents, including all exhibits, schedules, annexes and similar attachments hereto (all of which are incorporated herein by reference), are the entire agreement among the parties related to the subject matter of the Loan Documents. The Loan Documents supersede all prior agreements, commitments, and understandings among the parties related to the subject matter of the Loan Documents. No part of the Loan Documents may be changed, modified, amended, waived, supplemented, discharged, cancelled, or terminated other than by an agreement in writing signed by Lender and the Borrowers.

12.3

Transfers and Assignments. The Borrowers may not assign or otherwise transfer any of their rights or Obligations without Lender’s prior written consent. Lender may at any time sell or grant a lien on all or any portion of its interest in the Loan Documents and the Obligations through sales, participations, or otherwise.

12.4

Maximum Charges. If interest, fees, and other charges under the Loan Documents would exceed the highest rate allowed under law, the excess amount will instead be first applied to any unpaid principal balance owed by Borrowers and then Lender will refund the remaining balance to Borrowers. In addition, the Loan Documents will be automatically amended to provide for the highest allowed rate.

12.5

Payment Application. Lender has the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations in such order as Lender determines in its discretion. If any Borrower makes a payment or Lender receives any payment or proceeds of the Collateral for any Borrower’s benefit that are later invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid to a trustee, debtor-in-possession, receiver, custodian, or any other Person then, to that extent, the Obligations or part of the Obligations intended to be satisfied is revived and continue as if the payment or proceeds had not been received by Lender.

12.6

Indemnity. Each Borrower indemnifies Lender (and each of its purchasers, assigns and holders of participation interests) and each of its officers, directors, attorneys, representatives, Affiliates, employees, advisors, and agents from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, Expenses, and disbursements of any kind or nature whatsoever (including attorneys’ fees, costs and disbursements of counsel) that may be imposed on, incurred by, or asserted against Lender in any litigation, proceeding, or investigation with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, the Loan Documents, whether or not Lender is a party to the Loan Documents, excluding those matters caused solely by Lender’s gross negligence or willful misconduct. The Borrowers’ obligation to pay the Expenses and all of the reimbursement and indemnification obligations provided for in the Loan Documents are part of the Obligations, are secured by all of the Collateral, and survive the repayment of the Obligations.

12.7

Termination. The termination of this Agreement does not affect any Borrower’s Obligations arising before the effective termination date, and the Loan Documents remain in full force and effect until all Obligations are irrevocably paid and performed in full. The Liens and rights granted to Lender continue in full force and effect notwithstanding the termination of this Agreement or that the Loan Account may from time to time be in a zero or credit position, until all of the Obligations of each Loan Party have been paid or performed in full. All indemnification obligations in the Loan Documents survive the termination of the Loan Documents and payment and performance of the Obligations in full. In addition, certain provisions of the Loan Documents remain in effect even after all Obligations are irrevocably paid and performed in full. In recognition of among other things, Borrowers’ indemnification obligations and Lender’s right to have its attorneys’ fees and other expenses incurred in connection with this Agreement secured by the Collateral, notwithstanding payment in full of all Obligations by Borrower, Lender shall not be required to record any terminations or satisfactions of any of its liens on the Collateral unless and until Borrowers and all other Loan Parties have executed and delivered to Lender a general release in a form acceptable to Lender in its discretion. Each Borrower understands that this provision constitutes a waiver of rights it may have under §9-513 of the UCC.

12.8

Notice. Any notice or request may be given to Borrowers or to Lender at their addresses stated on the signature page hereto (or at such other address as may be specified in writing). Any notice, request, demand, direction, or other communication (for purposes of this Section only, a “Notice”) to be given to or made on any party under any provision of the Loan Documents must be given or made in writing (which includes by means of electronic transmission (i.e., “email”) or facsimile transmission). Any Notice given to Borrower is treated as having been given to each other Loan Party. Any Notice is effective by either party if sent in writing or facsimile transmission with confirmation of receipt or by certified mail or personal delivery or expedited mail services to the addresses forth their respective signature block below.

12.9

Joint and Several Obligations. If more than one person or entity is named as Borrower in this Agreement, all Obligations, representations, warranties, covenants and indemnities of Borrower set forth herein and in the other Loan Documents shall be the joint and several obligations of such Persons. Each Borrower hereby appoints each other Borrower as its true and lawful attorney-in-fact, with full right and power, for purposes of exercising all rights of such person under this Agreement and applicable law with regard to the transactions contemplated under this Agreement. The foregoing is a material inducement to the agreement of Lender to enter into this Agreement and to consummate the transactions contemplated under this Agreement. Each Borrower represents that (i) it will receive a direct economic and financial benefit from the obligations incurred under this Agreement, (ii) all Borrowers are directly dependent upon each other for, and in connection with, their respective business activities and financial resources, and (iii) the incurrence of the obligations under this Agreement is in the best interest of such Borrower.

12.10	Cross-Guaranty.

(a)

Notwithstanding that Borrowers are jointly and severally liable for all Obligations, if for any reason the Borrowers are found in a final, non-appealable order not to be jointly and severally liable for all Obligations, then provisions of this Section 12.10 apply and Borrower absolutely and unconditionally guarantees to Lender, the full and prompt payment (whether at stated maturity, by acceleration, or otherwise) and performance of all Obligations. Borrower’s guaranty obligation is in addition to all other guaranty obligations and is a payment and performance guaranty (and not a collection guaranty), and its obligations under this Section 12.10 are absolute and unconditional, irrespective of, and not affected by (i) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, any other Loan Document or any other document to which the other Loan Parties are or may become a party; (ii) Lender not enforcing the Loan Documents; (iii) the existence, value, release, or condition of any Collateral, or Lender releasing any Person liable for the Obligations; or (iv) any other action or circumstances that could be a legal or equitable defense of a surety or guarantor.

(b)	Lender does not have to proceed against any other Person (including any other Loan Party) or any Collateral before requiring payment by any one or more of the Loan Parties.

(c)

Borrower waives and agrees that it may not at any time insist on, plead, or claim, or take the benefit or advantage of any laws, claims, or doctrines related to appraisal, valuation, stay, extension, marshaling, redemption, or exemption. Borrower waives with respect to any of the Obligations: (1) all defenses with respect to diligence, presentment, demand, maturity, extension of time, change in nature or form of the Obligations, acceptance, release of security, composition, or agreement arrived at as to the amount of, or the terms of, the Obligations; (2) notice of adverse change in the other Loan Parties’ financial condition; and (3) any other fact that might increase the risk to that Loan Party. Borrower also waives the benefit of all provisions of law that are or might be in conflict with the terms of this Section 12.10. Borrower represents, warrants, and agrees that its obligations under this Section 12.10 are not and will not be subject to any setoffs, defenses, or counterclaims. Borrower’s obligations under this Section 12.10 remain in full force and effect until the Obligations have been irrevocably paid and performed in full and the Loan Documents have been terminated (other than contingent obligations with respect to which no claim has been asserted or threatened). Borrower is in the same position as a principal debtor with respect to the Obligations and expressly waives all rights it has and may have to require that Lender proceed against any other Loan Party or any Collateral before proceeding against, or as a condition to proceeding against, that Loan Party. The parties acknowledge that, but for the provisions of this Section 12.10 (including the waivers), Lender would not enter into the Loan Documents.

(d)

Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, until the Obligations are irrevocably paid and performed in full (other than contingent obligations with respect to which no claim has been asserted or threatened), Borrower (i) irrevocably subordinates and defers all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification, setoff, or any other rights that a surety could have against a principal, a guarantor, a maker, a co-maker, an obligor, an accommodation party, a holder, a transferee, and that a Loan Party may have against any Person (including another Loan Party) in connection with or as a result of a Loan Party performing its obligations under the Loan Documents or any other agreements; (ii) irrevocably subordinates and defers any “claim” (as defined in the Bankruptcy Code) against any Person (including the other Loan Parties and any surety for any of the Obligations), either directly or as an attempted set off to any action instituted by Lender against any Person (including the other Loan Parties); and (iii) acknowledges and agrees (x) that this subordination and deferral is intended to benefit Lender and does not limit or otherwise affect that Loan Party’s liability or the enforceability of this Section 12.10 and (y) that Lender and its respective successors and assigns are intended third-party beneficiaries of the waivers and agreements set forth in this Section 12.10.

12.11

Successors and Assigns. This Agreement inures to the benefit of, and is binding on, the respective successors and permitted assigns of each Loan Party, Lender, and their respective successors and assigns.

12.12

Waivers. Each Borrower waives (1) all rights with respect to subrogation, reimbursement, indemnity, exoneration, contribution, or any other claim that has or could have against the other Loan Parties or other Person directly or contingently liable for the Obligations, or against or with respect to the other Person’s (including any Loan Party’s) property (including, any property that is Collateral for the Obligations), arising in connection with the Loan Documents, until the Loan Documents are terminated and the Obligations are irrevocably paid and performed in full (other than contingent obligations with respect to which no claim has been asserted or threatened) and (2) any defense it may otherwise have to paying and performing the Obligations based on any contention that its liability under the Loan Documents is limited and not joint and several. The preceding waivers and all other waivers in the Loan Documents are a material inducement to Lender’s agreement to enter into the Loan Documents and to make Advances and other Loans.

12.13	Severability. If any part of the Loan Documents is found for any reason to be unenforceable, all other parts nevertheless remain enforceable.

12.14

Injunctive Relief. If any Loan Party does not perform, observe, or discharge its obligations or liabilities under the Loan Documents (or threatens to fail or refuse to perform, observe, or discharge its obligations or liabilities) any remedy at law may prove to be inadequate relief to Lender. Therefore, Lender is entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

12.15

Consequential Damages. Under no circumstances is Lender, its Affiliates, its agents, or its attorneys liable to any Borrower for any special, incidental, consequential, or punitive damages (including those arising from any breach of contract, tort, or other wrong relating to the Obligations, the Loan Documents, the Collateral, any banking product, or any agreement between Lender and any one or more of the Borrowers).

12.16

Counterparts; Signature Transmission. The Loan Documents may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one instrument. Any signature delivered by facsimile or email transmission is treated as an original signature.

12.17

Construction. Each party and its counsel have reviewed this Agreement. Accordingly, the normal rule of construction that any ambiguities are resolved against the drafting party does not apply in interpreting this Agreement or any other Loan Document, or any amendment, schedules, or exhibits to this Agreement and the other Loan Documents.

12.18

Confidentiality and Sharing Information. Lender will hold all non-public confidential information obtained by them from the Loan Parties in accordance with their customary procedures for handling confidential information, but they may disclose, without notice to any Loan Parties, confidential information: (1) to their examiners, Affiliates, agents, employees, outside auditors, counsel, and other professional advisors; (2) to potential assignees of or participants in Lender’s interest in the Loans; (3) to any party that executes a non-disclosure agreement with Lender; (4) as required or requested by any Governmental Body (or its representatives); (5) under legal process; or (6) as otherwise required by law, regulation, or court order.

12.19

Publicity. Each Borrower authorizes Lender to publicly announce the financial arrangements entered into among the Borrowers and Lender (including announcements that are commonly known as tombstones) in any form and media Lender determines.

12.20

Conflict. If there is any conflict, inconsistency, or discrepancy between the provisions of this Agreement and the provisions of the other Loan Documents, the provisions giving Lender greater rights or remedies (as determined by Lender) govern to the maximum extent not prohibited by applicable law (it being understood that the purpose of this Agreement and any Loan Document is to add to, and not to limit, detract, or derogate from, diminish, or otherwise impair or reduce the rights granted to Lender in this Agreement or the Loan Documents).

12.21

USA Patriot Act. Lender, pursuant to the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies each Loan Party that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow Lender to identify each Loan Party in accordance with the Act, and each Borrower agrees to provide, or cause the other Loan Parties to provide, such information from time to time to Lender.

12.22

No Liability. Nothing in this Agreement makes Lender any Borrower’s agent for any purpose, and Lender does not assume any of any Borrower’s obligations under any contract or agreement assigned to Lender. Lender is not responsible or liable for any reason for any shortage, discrepancy, damage, loss, warranty claim or destruction of any Collateral.

12.23

Power of Attorney. Each Borrower irrevocably appoints Lender, or any person(s) designated by Lender as its attorney-in-fact, which appointment is coupled with an interest and shall remain in full force and effect until all Obligations of Borrowers to Lender have been fully satisfied and discharged, with full power, at Borrowers’ sole expense, to exercise at any time in Lender’s discretion all or any of the following powers: (a) receive, take, endorse, assign, deliver, accept, and deposit, in the name of Lender or Borrowers (or any of them), any and all cash, checks, commercial paper, drafts, remittances, and other instruments and documents relating to the Collateral or the proceeds thereof; (b) change a Borrower’s address and place Legends on all invoices and statements relating to an Account mailed or to be mailed to such Borrower’s customers and to substitute thereon the address designated by Lender, and to receive and open all mail addressed to such Borrower (including under Borrower’s Tradenames), at Lender’s address, or any other designated address; (c) upon and after the occurrence of an Event of Default, to change the address for delivery of a Borrower’s mail to Lender’s or an address designated by Lender, and to sign any forms on behalf of such Borrower to affect this change; (d) upon and after the occurrence of an Event of Default, take or bring, in the name of Lender or any Borrower, all steps, actions, suits or proceedings deemed by Lender necessary or desirable to effect collection of or other realization upon any Collateral; (e) execute on behalf of any Borrower any notices or other documents necessary or desirable to carry out the purpose and intent of this Agreement, and to do any and all things reasonably necessary and proper to carry out the purpose and intent of this Agreement; (f) transfer any lockboxes belonging to any Borrower to Lender; (g) initiate ACH transfers from any Borrower’s depository accounts; (h) endorse and take any action with respect to bills of lading covering any inventory; (i) upon and after the occurrence of an Event of Default, or at any time if any Borrower fails to do so within a reasonable time, execute, file and serve, in its own name or in the name of such Borrower, mechanics lien or similar notices, or claims under any payment or performance bond for the benefit of such Borrower; (j) upon and after the occurrence of an Event of Default, or at any time if any Borrower fails to do so within a reasonable time, pay any sums necessary to discharge any lien or encumbrance on the Collateral (including taxes and assessments), which sums shall be included as Obligations hereunder, and which sums may, at Lender’s discretion, accrue interest at the Default Rate until paid in full; and (k) negotiate any and all claims under all insurance policies relating to Collateral and the interruption of Borrower’s business and Lender also has the power to negotiate any payments on the insurance policies.

12.24

Electronic Signatures. Each party agrees that an Electronic Signature of such party affixed to this Agreement, any of the other Loan Documents, and to any amendment, supplement or other modification to such Loan Documents, or any other document or instrument delivered by such party in connection with the Loan Documents or any of the transactions contemplated thereby is intended to authenticate such writing and shall have the same force and effect as if it had been manually signed and physically delivered by such party. Upon request, each Borrower agrees to provide a manually executed counterpart of any Loan Document or other applicable document related to the Loan Documents previously executed by Electronic Signature.

Refer to the Revolving Loan Schedule for any additional Miscellaneous provisions.

[Remainder of Page Intentionally Left Blank – Signature Pages Follow]

Borrower, Guarantors and Lender entered into this Agreement on the Closing Date.

BORROWER: BUCKSHOT TRUCKING LLC, a Wyoming limited liability company

By:	/s/ Richard A. Murphy
Name:	Richard A. Murphy
Its:	Chief Executive Officer

Address for notices: 5200 DTC Pkwy, Suite 410 Greenwood Village, Colorado 80111 Phone: 303-333-3678 Email: rmurphy@enservco.com

GUARANTORS: ENSERVCO CORPORATION, a Delaware corporation

By:	/s/ Richard A. Murphy
Name:	Richard A. Murphy
Its:	Chief Executive Officer

Address for notices: 14133 County Road 9 ½ Longmont, Colorado 80504 Phone: 303-333-3678 Email: rmurphy@enservco.com

Signature Page to Credit and Security Agreement

LENDER: PATHWARD, NATIONAL ASSOCIATION

By:	/s/ Andrew Carol
Name:	Andrew Carol
Its:	Assistant Vice President

Address for Notice: Pathward, National Association 5480 Corporate Drive, Ste 350 Troy, Michigan 48098 Attention: Legal Department Tel: (248) 641-5100 Email: legalnotice@pathward.com

Signature Page to Credit and Security Agreement

ANNEX 1

DEFINITIONS

The terms below have the following meanings:

“Account Debtor” means any person who is obligated on any Account of a Borrower.

“Act” is defined in Section 12.21.

“Advance” means an advance of the Revolving Loan.

“Advance Formula” has the meaning set forth in Section 2.1(d) of the Revolving Loan Schedule.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, (x) to vote 25%or more of the Equity Interests of such Person, or (y) to direct or cause the direction of the management or policies of such Person.

“Anti-Terrorism Laws” means all laws and sanctions relating to terrorism or money laundering (including Executive Order No. 13224, the USA Patriot Act (Public Law 107-56), the Bank Secrecy Act (Public Law 91-508), the Trading with the Enemy Act (50 U.S.C. Section 1 et seq.), the International Emergency Economic Powers Act (50 U.S.C. Section 1701 et seq.), and the related sanction regulations promulgated by the Office of Foreign Assets Control, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957).

“Availability” means, as of any date of determination, the amount that Borrowers are entitled to borrow as Revolving Loans under Section 2.1 of this Agreement.

“Bankruptcy Code” means Title 11 of the United States Code or any similar federal or state debtor relief laws.

“Beneficial Owner” means, with respect to each Loan Party: (1) each individual, if any, that, directly or indirectly, owns 25% or more of that Loan Party’s Equity Interests; and (2) a single individual with significant responsibility to control, manage, or direct that Loan Party.

“Beneficial Ownership Certificate” means a certificate, for each Loan Party, acceptable to Lender in its Discretion, certifying, among other things, the Beneficial Owner of each Loan Party.

“Business Day” means any day other than Saturday, Sunday, a legal holiday on which commercial banks are authorized or required by law to be closed in Michigan, or any other day Lender is closed for transacting business.

“Code” means the Internal Revenue Code of 1986.

“Collateral” is defined in Section 4.1. “Collateral” also includes all property of any Person that at any time secures any of the Obligations.

“Covenant Compliance Certificate” means a management-prepared certificate of Borrowers signed by a Responsible Representative of Borrowers appropriately completed and in the form provided by Lender to Borrowers, if applicable.

“Debtor” is defined in Section 4.6(a).

“Debt Service Coverage Ratio” shall mean as of the date of determination, the ratio determined by a fraction, the numerator of which is the sum of Borrowers’ net income, plus, without duplication and to the extent deducted in determining such net income, (i) interest expense, (ii) income tax expense, and (iii) depreciation and amortization expense, and the denominator of which is the sum of principal and interest expense for all debt obligations.

“Default” means any event or circumstance that, with notice, the passage of time, or both, would be an Event of Default.

“Discretion” means a determination made in good faith in the exercise of Lender’s business judgment (from the perspective of a secured, asset-based lender). The burden of establishing that Lender did not act in its Discretion is on Borrowers.

“Electronic Signature” means any electronic sound, symbol, or process attached to or logically associated with a record and executed or adopted by a party with the intent to sign such record.

“Eligible Accounts” means, at any time, Accounts owned by a Borrower that Lender determines in its discretion are Eligible Accounts. Without limiting Lender’s discretion, Eligible Accounts does not include any Account:

(a)    That is not subject to a first-priority perfected Lien in Lender’s favor;

(b)    That is subject to any Lien (other than a Permitted Lien that does not have priority over Lender’s Lien);

(c)    That is owed by an Account Debtor that is an Affiliate, officer, employee, or agent of any Borrower or has common shareholders, officers, or directors with any Borrower;

(d)    That is: (i) unpaid more than 90 days after the original invoice date, (ii) invoiced more than 10 days after the date of sale or service, or (iii) contains payment terms of greater than 90 days from the date of invoice;

(e)    That is owing by an Account Debtor which, as of the date of determination, has failed to pay 25% or more of the aggregate amount of its Accounts owing to any Borrower within 90 days since the original invoice date corresponding to such Accounts;

(f)    Reserved;

(g)    With respect to which any covenant, representation, or warranty in any Loan Document has been breached or is not true;

(h)    That: (i) does not arise from the sale of goods or performance of services in the ordinary course of business; (ii) is contingent upon a Borrower’s completion of any further performance (including “pre-billed” Accounts); (iii) is a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery, any repurchase or return basis, or any other similar basis; or (iv) is a cash sale (including COD) or credit card sale;

(i)    With respect to which the Account Debtor is the United States or any department, agency or instrumentality of the United States; provided, however, that an Account shall not be deemed ineligible by reason of this clause if Borrowers have completed all of the steps necessary, in the discretion of Lender, to comply with the Federal Assignment of Claims Act of 1940 (31 U.S.C. Section 3727) with respect to such Account;

(j)    That is owed by an Account Debtor that is any state of the United States or any city, town, municipality, county or division thereof;

(k)    With respect to which the Account Debtor is not a resident of the United States or Canada (provided, however, all Accounts originating from the Province of Quebec are ineligible)

(l)    That is owed by an Account Debtor that has admitted in writing its inability (or is generally unable) to pay its debts as they become due, is insolvent, or is the subject of a bankruptcy, receivership or similar proceeding;

(m)    That is owed in any currency other than U.S. Dollars;

(n)    That is owed by an Account Debtor that is a creditor or supplier of any Borrower, or that is otherwise subject to a potential offset, counterclaim, deduction, discount, recoupment, reserve, defense, chargeback, credit, allowance or adjustment (but ineligibility is limited to the amount thereof);

(o)    That represents a progress billing or retainage, or relates to services for which a performance, surety or completion bond, or similar assurance has been issued;

(p)    That is evidenced by a promissory note, chattel paper, or an instrument;

(q)    That does not comply in all material respects with all laws and regulations imposed by any Governmental Body;

(r)    That is disputed; or

(s)    That is an Account owed by an Account Debtor that is deemed unacceptable by Lender in its discretion.

In determining the amount of Eligible Accounts, Lender may reduce the face amount of Accounts by (i) all accrued and actual discounts, claims, credits, pending credits, promotional program allowances, price adjustments, finance charges, or other allowances and (ii) the aggregate amount of all cash received with respect to Accounts but not yet applied by Borrowers to reduce Accounts.

“Environmental Laws” means all federal, state, and local environmental, land use, zoning, health, and safety laws, statutes, ordinances, and codes related to protecting the environment or governing the use, storage, treatment, generation, transportation, processing, handling, production, or disposal of Hazardous Substances.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, or other equity ownership interests in a Person (and any warrants, options, or other rights entitling the holder to purchase or acquire any equity ownership interest), but excluding any debt securities convertible into any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any Person who for purposes of Title IV of ERISA is a member of a Borrower’s controlled group of corporations (as defined in 26 U.S.C. § 1563), or under common control with such Borrower, within the meaning of Section 414 of the Code.

“Event of Default” is defined in Article 9.

“Excluded Collateral” has the meaning set forth in the Revolving Loan Schedule.

“Executive Order No. 13224” means the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001.

“Expenses” means all reasonable fees (including attorneys’ fees), costs, expenses, charges, and out-of-pocket disbursements incurred by Lender and its counsel and court costs, in any way arising from or in connection with the Loan Documents (including due to any Loan Party not performing or complying with its obligations under any Loan Document), any Collateral (including those associated with Section 4 and Section 6 of this Agreement), any Obligations, or the business relationship between Lender and any Loan Party.

“GAAP” means the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board and that are applicable to the circumstances as of the date of determination and applied on a consistent basis.

“Governmental Body” means any nation or government, any state or other political subdivision of a nation or government, or any entity exercising the legislative, judicial, regulatory, or administrative functions of or pertaining to a government.

“Guarantor” means, individually and collectively and jointly and severally, each Person that guarantees all or any Obligations, including, without limitation, the Corporate Guarantor.

“Guaranty” collectively means the guaranty agreements executed and delivered by the applicable Guarantor in favor of Lender, with respect to the Obligations, in each case as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Hazardous Substance” means any Hazardous Wastes, or Toxic Substances, or related materials as used or defined in any applicable Environmental Law.

“Hazardous Wastes” means all waste materials regulated by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.)., the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), or applicable state law, and any other applicable federal and state laws relating to hazardous waste disposal.

“Indebtedness” of any Person means, as of any date, the sum, whether off-balance sheet or otherwise, of: (1) all indebtedness or liabilities of such Person for borrowed money (including, without limitation, obligations evidenced by bonds, debentures, notes, or other similar instruments); (2) obligations for the deferred purchase price of property or services; (3) obligations under letters of credit; (4) all guaranties and other contingent obligations to purchase, to supply funds, or otherwise to assure a creditor against loss; (5) obligations under capital leases; and (6) obligations secured by any Liens, whether or not the obligations have been assumed (other than Permitted Liens).

“Insolvency Proceeding” means any proceeding under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law (including assignments for the benefit of creditors or other proceedings seeking reorganization, liquidation, arrangement, or other similar relief).

“Lender” is defined on page 1.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), charge, claim, encumbrance or other security arrangement held or asserted with respect to any asset.

“Liquidity” shall mean cash or short-term investments immediately available to Borrowers plus Revolving Loan Availability.

“Loan” means each Revolving Loan, and “Loans” means all Revolving Loans.

“Loan Documents” means this Agreement (including the Revolving Loan Schedule), the Note, each Guaranty, the Perfection Certificate (if applicable), each Borrowing Base Certificate (if applicable), each Covenant Compliance Certificate (if applicable), the Beneficial Ownership Certificate, the Waivers, the Subordination Agreements, and any and all other agreements, instruments, documents, including pledges, mortgages and deeds of trust, powers of attorney, consents, and all other writings before, now, or later executed by any Loan Party or delivered to Lender with respect to the transactions contemplated by any of the foregoing documents, in each case as amended from time to time in accordance with the terms thereof.

“Loan Party” means each Borrower, each Guarantor and each Person that grants Lender a Lien on any Collateral to secure any Obligation.

“Lockbox Account” means the remit-to address on all documents related to collection of the Accounts, including the lockbox address or pursuant to the wire transfer or ACH instructions set forth in Section 4.6 of the Revolving Loan Schedule.

“Material Adverse Effect” means a material adverse effect in or on: (1) any Loan Party’s financial condition, operational results, business, or prospects; (2) any Loan Party’s ability to pay or perform any Obligation in accordance with its terms; (3) the value of the Collateral or the priority of Lender’s Lien on any Collateral; or (4) the validity or enforceability of any Loan Document or Lender’s rights or remedies under any Loan Document.

“Maximum Borrowing Amount” means, at any time, an amount equal to the lesser of (1) the Maximum Revolving Loan Amount minus all Reserves that could require a cash expenditure by Lender and (2) the Advance Formula .

“Maximum Revolving Loan Amount” is defined in Section 3.2.

“Multiemployer Plan” means a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) to which any Borrower or any ERISA Affiliate contributes or is obligated to contribute.

“Note” means the Revolving Note.

“Notice” is defined in Section 12.8.

“Obligations” means any and all loans, advances, debts, liabilities, obligations, covenants, indemnities, and duties (absolute, contingent, matured, or unmatured) owing by any one or more of the Loan Parties to Lender (or to any of its direct or indirect Subsidiaries or Affiliates) arising under any Loan Document or otherwise, of any kind or nature, present or future (including any interest accruing after maturity or the filing of any petition in bankruptcy, or the commencement of any Insolvency Proceeding relating to any Loan Party, whether a claim for post filing or post-petition interest is allowed in that proceeding), whether direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, and any amendments, extensions, renewals, or increases and all Expenses Lender incurs in the documentation, negotiation, modification, enforcement, collection, or otherwise in connection with any of the preceding, and all obligations of any Loan Party to Lender to perform acts or refrain from taking any action.

“parent” is defined in the defined term “Subsidiary”.

“Perfection Certificate” means the perfection certificate completed and delivered by a Responsible Representative of Borrowers prior to Closing, if applicable.

“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) maintained for employees of any Borrower or any ERISA Affiliate and covered by Title IV of ERISA.

“Permitted Liens” means (1) Liens in favor of Lender; (2) Liens for taxes, assessments, or other charges that (x) are not delinquent or (y) are being contested in good faith by appropriate proceedings that stay the enforcement of those Liens and with respect to which proper reserves have been taken by Borrowers in accordance with GAAP (but only if these Liens have no effect on the priority of Lender’s Liens or the value of the Collateral, and a stay of enforcement of the Lien is in effect); (3) mechanics’, workers’, materialmen’s, warehousemen’s, common carriers’, landlord’s or other similar Liens arising in the ordinary course of any Borrower’s business with respect to obligations that are not due or that are being contested in good faith by the applicable Borrower; (4) Liens in favor of Libertas Funding, LLC that are reflected on the UCC-1 Financing Statement filed on September 26, 2024 with the Wyoming Secretary of State, bearing file number 20248452837, if the liens are subject to a Subordination Agreement in form and substance satisfactory to Lender in its Discretion; (5) Liens in favor of (i) InBank that are reflected on the UCC-1 Financing Statements each filed on February 7, 2020 with the Colorado Secretary of State, bearing file numbers 20202013423 and 20202013428, (ii) Liens in favor of BMO Harris Bank N.A. that are reflected on the UCC-1 Financing Statement filed on May 11, 2021 with the Wyoming Secretary of State, bearing file number 2021-19070119, and (iii) Liens in favor of Citibank Europe PLC that are reflected on the UCC-1 Financing Statement filed on July 1, 2021 with the Wyoming Secretary of State, bearing file number 2021-19487739 (but only if the principal amount secured as of the Closing Date is not increased and no additional assets become subject to the Lien); and (6) purchase money security interest liens for equipment securing Indebtedness up to an aggregate amount of $250,000.

“Person” means any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity, or Governmental Body.

“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) maintained for employees of any Borrower or any ERISA Affiliate.

“Prepayment Fee” is defined in Section 3.1 D of the Revolving Loan Schedule.

“Real Property” means Borrowers’ owned and leased real property.

“Reportable Event” means a reportable event (as defined in Section 4043 of ERISA), other than an event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

“Reserves” means any reserves that Lender in its discretion deems necessary to maintain with respect to the Collateral or any Borrower.

“Responsible Representative” means a Person’s president, chief executive officer, chief financial officer, manager or authorized member (in the case of a limited liability company) or any other individual approved in writing by Lender in its Discretion.

“Revolving Loan” means a Loan made under Section 2.1.

“Revolving Loan Fee” is defined in Section 3.1 A. of the Revolving Loan Schedule.

“Revolving Loan Outstanding” means, at any time the aggregate amount of outstanding principal, accrued and unpaid interest, fees and costs and expenses (including reasonable attorneys’ fees) due in connection with to the Revolving Loans.

“Revolving Loan Schedule” means the Revolving Loan Schedule attached hereto as Exhibit A and made a part hereof.

“Revolving Loan Termination Date” means the date that Lender, in its discretion, demands payment of the Obligations.

“Revolving Note” means, individually and collectively, any and all promissory notes evidencing the Revolving Loan.

“Specified Balance” is defined under Section 3.1 C(a)(ii) of the Revolving Loan Schedule.

“Subordinated Debt Documents” means any instruments, agreements and documents evidencing or relating to any Subordinated Debt.

“Subordinated Debt” means all Indebtedness of Borrowers, or any of them, that is subordinated to the prior payment and satisfaction of the Obligations pursuant to a Subordination Agreement.

“Subordination Agreement” means any intercreditor and/or subordination agreement in form and substance satisfactory to Lender in its Discretion (i) by and between a subordinating creditor and Lender or (ii) by and among Borrowers, a subordinating Creditor and Lender, pursuant to which Subordinated Debt is subordinated to the prior payment and satisfaction of the Obligations and the Liens securing such Subordinated Debt, if any, granted by Borrowers to such subordinated creditor are subordinated to the Obligations and the Liens created hereunder and under any other Loan Document.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any Person of which Equity Interests representing more than 50% of the Equity Interests or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of that date, owned, controlled, or held, or (2) that is, as of such date, otherwise controlled, by the parent or one or more Subsidiaries of the parent.

“Toxic Substances” means any material that has been shown to have an adverse effect on human health or that is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. Section 2601 et seq., applicable state law, or any other present and future applicable Federal or state laws related to toxic substances, and includes asbestos, polychlorinated biphenyls (PCBs) and lead based paints.

“Tradenames” is defined in Section 5.7.

“UCC” means the Uniform Commercial Code as in effect from time to time in Michigan (but if the law, perfection, or the effect of perfection or non-perfection of any Lien on any Collateral is governed by the Uniform Commercial Code in effect in a different jurisdiction, “UCC” means the Uniform Commercial Code as in effect in that other jurisdiction with respect to perfection or the effect of perfection or non-perfection).

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

“Waivers” means all landlord’s waivers, warehouseman’s waivers, creditor’s waivers, mortgagee waivers, processing facility and bailee waivers, and customs broker waivers that are executed and delivered in connection with this Agreement.